Exhibit 23.1

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated July 24, 1998 included in this Form 8-K/A into the Company's previously filed Registration Statements on Form S-8 (File No. 333-41921 and File No. 333-45323).



/s/ Arthur Andersen LLP

Atlanta, Georgia
August 14, 1998